EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Academy Funds Trust, and to the use of our report dated February 25, 2011 on the financial statements and financial highlights of Academy Select Opportunities Fund, a series of Academy Funds Trust.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 27, 2011